TO SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION
                  14(C) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Check the appropriate box:

[X]      Preliminary Information Statement

[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

                         ELINE ENTERTAINMENT GROUP, INC.
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]      No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                         ELINE ENTERTAINMENT GROUP, INC.

                            NOTICE OF ACTION TAKEN BY
                     WRITTEN CONSENT OF MAJORITY STOCKHOLDER

DEAR STOCKHOLDERS:

         We are writing to advise you that Eline Entertainment Group, Inc. will approve an amendment to our Articles of Incorporation to increase the number of ashares of our common stock to 5,000,000,000 shares as further described in this information statement. This action was approved on October __, 2002 by our Board of Directors. In addition, a stockholder holding a majority of our issued and outstanding voting securities approved these actions by written consent in lieu of a special meeting on October __, 2002 in accordance with the relevant sections of the Nevada Revised Statutes. The amendment to our Articles of Incorporation increasing the number of our authorized shares of common stock will not be effective until after we file Articles of Amendment to our Articles of Incorporation with the Nevada Secretary of State. We intend to file the Articles of Amendment 20 days after the date this information statement is first mailed to our stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934 This information statement is first mailed to you on or about October __, 2002.

         Please feel free to call us at 865-765-0709 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Eline Entertainment.

                                            For the Board of Directors of
                                            ELINE ENTERTAINMENT GROUP, INC.

                                            /s/ Barry A. Rothman
                                            ------------------------------
                                            Barry A. Rothman, President

                         ELINE ENTERTAINMENT GROUP, INC.

                               8905 Kingston Pike
                                    Suite 313
                           Knoxville, Tennessee 37923

                         INFORMATION STATEMENT REGARDING
                       ACTION TAKEN BY WRITTEN CONSENT OF
                              MAJORITY STOCKHOLDER
                          IN LIEU OF A SPECIAL MEETING

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                     GENERAL

         This Information Statement is being furnished to the stockholders of Eline Entertainment Group, Inc. to provide you with information and a description of an action taken by written consent of the holder of a majority of our issued and outstanding voting securities in lieu of a special meeting on October __, 2002 in accordance with the relevant sections of the Nevada Revised Statues. This action was taken by one stockholder who individually owns in excess of the required majority of our outstanding voting securities necessary for the adoption of this action.

         The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 78.320 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holder of a majority in interest of our voting securities.

         On October __, 2002 our Board of Directors unanimously approved, subject to stockholder approval, the following actions:

Proposal 1.       The approval of an amendment to our Articles of
                  Incorporation to increase the number of authorized shares of our common stock to 5,000,000,000 shares.

         The full text of the Articles of Amendment to our Articles of Incorporation is attached to this information statement as Exhibit A.

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

         Our voting securities are comprised of our common stock and our Class B Convertible Preferred Stock. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The holders of our Class B Convertible Preferred Stock are also entitled to vote on matters submitted to our stockholders, with 500 votes for each share of our Class B Convertible Preferred Stock held by such stockholder. On October __, 2002, Yucatan Holding Company ("Yucatan"), which owns in the aggregate no shares of our common stock and 200,000 shares of our Class B Convertible Preferred Stock, representing approximately 91.3% of our outstanding voting securities, giving effect to the transactions described below, approved these actions by written consent. Jayme Dorrough, our sole director, is the sole officer, director and beneficial owner of Yucatan.

         On September 24, 2002 under the terms of a Stock Purchase and Redemption Agreement (the "Agreement"), Yucatan acquired 11,580,000 shares of our common stock in exchange for $16,000 in a private transaction exempt from registration under the Securities Act of 1933. The funds Yucatan used for the transaction were funds it had on hand. The funds were tendered by Yucatan to Thomas J. Gaffney, our then current president and member of our board of directors. As of the date hereof, certificates representing 9,500,000 shares of common stock have been delivered to Yucatan. The certificates representing the remaining 2,080,000 shares have been delivered by Mr. Gaffney and he has advised Yucatan that the medallion guaranteed stock powers and corporate resolutions, as needed, are forthcoming.

         In addition, under the terms of the Agreement, we have redeemed 4,000,000 shares of our preferred stock, which represented all of the preferred shares, in exchange for cash payments of an aggregate of $6,000 and an unsecured, non-interest bearing promissory note in the principal amount of $120,000. Both the note and the payments are to Mr. Gaffney. As of the date hereof, certificates and medallion guaranteed stock powers representing 2,000,000 shares of our preferred stock have been delivered and redeemed. Mr. Gaffney has delivered the certificate representing the remaining 2,000,000 shares of preferred stock and has advised us the medallion guaranteed stock power is forthcoming. Upon the redemption of these shares, the shares will be returned to our treasury with the status of unissued, undesignated shares of preferred stock.

         Following the closing of the Agreement, Yucatan has exchanged the 9,500,000 shares of common stock delivered to it to date under the Agreement for 200,000 shares of our newly created Series B Convertible Preferred Stock. The designations, rights and preferences of the Series B Convertible Preferred Stock are described in Item 5 of our Report on Form 8-K as filed by us with the SEC on October __, 2002. Concurrent with such exchange, the 9,500,000 shares of our common stock owned by Yucatan were returned to our treasury with the status of authorized but unissued shares. To date, this transaction has reduced the number of issued and outstanding shares of common stock from 19,637,954 shares to 10,137,954 shares. When the remaining 2,080,000 shares of our common stock are delivered under the terms of the

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

Agreement, these will likewise be returned by Yucatan to our treasury and will have the status of authorized but unissued shares of our common stock. At such time, the number of shares of our outstanding common stock will be reduced to 8,057,954 shares.

         In connection with the execution of the Agreement, James McCann, the holder of 653,700 shares of our common stock, granted Jayme Dorrough, Yucatan's sole officer and director, a one-year irrevocable voting proxy covering such shares. On the closing date of the Agreement, our then current officers and directors resigned and Mrs. Dorrough was elected sole director. Following the closing of the Agreement, our Board of Directors appointed Barry A. Rothman to serve as our interim president.

         As a result of the foregoing transactions, including giving proforma effect to the return to treasury of the remaining 2,080,000 shares of our common stock and 2,000,000 shares of preferred stock, and the issuance of the Series B Convertible Preferred Stock, as of October __, 2002 there were 8,057,954 shares of our common stock and 200,000 shares of our Class B Convertible Preferred Stock issued and outstanding. Each share of common stock is entitled to one vote, and each share of Class B Convertible Preferred Stock is entitled to 500 votes, on all matters submitted to our stockholders for a vote, and the both classes of these securities vote together as one class.

         The following table contains information regarding record ownership of our common stock as of October __, 2002 held by:

         * persons who own beneficially more than 5% of our outstanding voting securities,

         *        our directors,

         *        named executive officers, and

         *        all of our directors and officers as a group.

         A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from October __, 2002, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 8905 Kingston Pike, Suite 313, Knoxville, TN 37923.

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

Title of      Name of                 Amount and Nature of       Percentage     Percent of
Class         Beneficial Owner        Beneficial Ownership       of Class       Voting Control (1)
--------      ----------------        --------------------       ----------     ------------------

Common Stock
------------
         Jayme Dorrough (2)                   653,700               8.1%            93.1%
         Barry A. Rothman                           0                -                -
         All executive officers
           and directors as a
           group (two persons)(2)             653,700               8.1%            93.1%
         Yucatan Holding Company (2)                0                -              93.1%
         Peter Lum (3)                      1,000,000              12.4%              *

Class B Convertible
Preferred Stock
---------------

         Jayme Dorrough (2)                   200,000               100%            91.3%
         Barry A. Rothman                           0                -                -
         All executive officers
           and directors as a
           group (two persons)(2)             200,000               100%            80.5%
         Yucatan Holding Company(2)           200,000               100%            80.5%

*        represents less than 1%.

(1) Percentage of Voting Control is based upon the number of issued and outstanding shares of our common stock and shares of our Class B Convertible Preferred Stock at October __, 2002, giving proforma effect to the return of an additional 2,080,000 shares of our common stock and the redemption of the remaining 2,000,000 shares of our preferred stock pursuant to the terms of the Agreement. At October __, 2002 the holders of our outstanding shares of common stock and Class B Convertible Preferred Stock were entitled to an aggregate of 108,057,954 votes at any meeting of our stockholders, which includes 8,057,954 votes attributable to the outstanding shares of common stock and 100,000,000 votes attributable to the outstanding shares of Class B Convertible Preferred Stock.

(2) Mrs. Dorrough, our sole director, is the sole officer and director of Yucatan Holding Company. Number of shares of common stock includes 653,700 shares owned by James McCann over which Mrs. Dorrough has voting control. All shares of Series B Convertible Preferred Stock owned by Mrs. Dorrough are owned of record by Yucatan Holding Company.

(3) According to our transfer agent's records, Mr. Lum's address is c/o 5497 Music Center Drive, East Stroudsburg, PA 18301.

         This information statement is first being mailed on or about October __, 2002 to stockholders of record. This information statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

         No dissenters' rights under Nevada law are afforded to our stockholders aa result of the taking of the corporate actions described in this information statement.
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

         The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                                   PROPOSAL 1
                   AMENDMENT TO OUR ARTICLES OF INCORPORATION
                 TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                      COMMON STOCK TO 5,000,000,000 SHARES

         On October __, 2002 our Board of Directors and the holder of a majority of our issued and outstanding voting securities adopted an amendment to our Articles of Incorporation which increased the number of shares of common stock we are authorized to issue from 20,000,000 shares to 5,000,000,000 shares.

         As of September 30, 2002, giving proforma effect to the return of an additional 2,080,000 shares of our common stock discussed earlier in this information statement, we had 8,057,954 shares of common stock outstanding out of 20,000,000 authorized shares. Our Board of Directors believes that increasing the number of authorized shares of common stock available for issuance or reservation will provide us with the flexibility to issue shares of common stock in possible mergers, acquisitions or other business combinations, future financings, stock dividends or distributions, equity incentive plans or other proper corporate purposes which may be identified in the future by the Board of Directors, without the expense and delay of a special stockholders' meeting. We currently have no plans or existing or proposed agreements or understandings to issue, or reserve for future issuance, any shares of our common stock.

         Although our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our stockholders, future issuance of common stock could have a dilutive effect on existing stockholders. Common stockholders are not now, and will not be, entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of common stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

         While this amendment to our Articles of Incorporation may have anti-takeover ramifications, rendering it more difficult or discouraging an attempt to obtain control of our company by means of tender offer, proxy contest, merger or otherwise, the Board of Directors believes that the financial flexibility offered by the proposed amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, it may encourage persons seeking to acquire Eline Entertainment to negotiate directly with our Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders' interest.

         These amendments to our Articles of Incorporation will not be effective until we file Articles of Amendment to our Articles of Incorporation with the Nevada Secretary of State. We intend to file the Articles of Amendment 20 days after the date this information statement is first mailed to our stockholders.

                   WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

         We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C., and at its offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC's web site at www.sec.gov.

                                        ELINE ENTERTAINMENT GROUP, INC.

                                        By: /s/ Barry A. Rothman
                                            --------------------
                                        Barry A. Rothman, President

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                         ELINE ENTERTAINMENT GROUP, INC.

         Pursuant to Section 78.390 of the Nevada Revised Statutes of the State of Nevada, the undersigned, being the President of ELINE ENTERTAINMENT GROUP, INC., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), bearing file number C-12526-1997, does hereby certify that the following resolutions were adopted pursuant to the authority of the Board of Directors and the holder of a majority of the Corporation's issued and outstanding voting securities as required by Section 78.390 of the Nevada Revised Statutes:

         RESOLVED, that the Board of Directors and the holder of a majority of the Corporation's issued and outstanding voting securities, in accordance with applicable Nevada law, hereby increases the number of the Corporation's authorized shares of Common Stock, par value $.001 per share, from 20,000,000 shares to 5,000,000,000 shares; and be it

         FURTHER RESOLVED, that the Corporation shall file Articles of Amendment to its Articles of Incorporation reflecting such increase and directs that
Section 1 (a) of Article VI - Capital Stock - of the Articles of Incorporation of the Corporation be deleted in its entirety and substituted with the following:

ARTICLE VI - CAPITAL STOCK:

         Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 5,005,000,000 shares of Capital Stock at $.001 par value per share as set forth in subsection (a) and
         (b) of this Section I of Article IV.

         (a) The total number or shares of Common Stock which this Corporation is authorized to issue is 5,000,000,000 shares at $.001 par value per share.

         Unless specifically amended hereby, all other provisions Article IV of the Corporation's Articles of Incorporation, as amended through the date hereof, remain unchanged and in full force and effect.

         The foregoing resolutions and Articles of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the sole director of the Corporation dated October __, 2002 in accordance with Section
78.315 of the Nevada Revised Statutes, and by the holder of such number of shares of the Corporation's voting securities in excess of number necessary for adoption of this action pursuant to a written consent dated October __, 2002 in accordance with Section 78.320 of the Nevada Revised Statutes.



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

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of October __, 2002.


                                        ELINE ENTERTAINMENT GROUP, INC.

                                        By:
                                            ---------------------------
                                            Barry A. Rothman, President



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